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                                 EXHIBIT 23.1



                        Consent of Independent Auditors


We consent to the references to our firm under the captions "Selected Historical and Pro Forma Financial Information" and "Experts" and to the use of our report dated March 8, 1996, except for Note 20, as to which date is ____________, 1997 with respect to the consolidated financial statements of Silgan Holdings Inc. included in Amendment No. 3 to the Registration Statement (Form S-2,
No. 333-11989) and related Prospectus of Silgan Holdings Inc. for the registration of _________ shares of its common stock and to the incorporation by reference therein of our report dated March 8, 1996 with respect to schedules of Silgan Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP


Stamford, Connecticut

____________, 1997


The foregoing consent is in the form that will be signed upon the initial public offering described in Note 20 to the consolidated financial statements.


                                        /s/ ERNST & YOUNG LLP


Stamford, Connecticut

January 24, 1997